UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2018

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-209143	38-4039116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices) (zip code)

(416) 223-8500
(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2018, SusGlobal Energy Corp. (the “Company”), has appointed Andrea Calla to the company’s board of directors. There are no arrangements or understandings between Mr. Calla and any other persons pursuant to which Mr. Calla was elected as a director.

Mr. Calla will receive compensation as a non-employee director in accordance with the company’s non-employee director compensation practice. Mr. Calla has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Andrea Calla:

Andrea Calla, 66 years old, is President and CEO of the Calla Group. Mr. Calla is also a Managing Partner of The Callian Capital Group, a globally active Toronto-based investment and capital management firm. Mr. Calla holds a Bachelor of Architecture from the University of Toronto, a Master of Science from Columbia University, New York and an Executive MBA from Ivey School of Business, Western University.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSGLOBAL ENERGY CORP.

Dated: November 15, 2018	By:	/s/ Marc Hazout
Name: Marc M. Hazout
Title: President